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                          AVALONBAY COMMUNITIES, INC.
                      2900 EISENHOWER AVENUE, THIRD FLOOR
                      ALEXANDRIA, VA 22314 MARCH 24, 2000

Gilbert M. Meyer
26007 Torello Lane
Los Altos Hills, CA 94022

         RE:      MUTUAL RELEASE AND SEPARATION AGREEMENT

Dear Mr. Meyer:

         By execution this day of a Retirement Agreement and a Consulting Agreement (the "Retirement and Consulting Agreements"), you and AvalonBay Communities, Inc. (the "Company", a term which for purposes of this Agreement includes its related or affiliated entities) have agreed that as of a day in May 2000, you will retire from the Company and commence a consulting arrangement with the Company. This letter agreement (the "Agreement") confirms certain additional terms you and the Company have agreed upon in light of your retirement from your offices and employment with the Company. In consideration of the mutual covenants contained in this Agreement, you and the Company agree as follows:

         1.       Release of Claims.

                  (a) You, on behalf of yourself and your successors, heirs, assigns, executors, administrators and/or estate, hereby irrevocably and unconditionally release, acquit and forever discharge the Company, its subsidiaries, divisions and related or affiliated entities, and each of their respective predecessors, successors or assigns, and the officers, directors, partners, shareholders, representatives, employees and agents of each of the foregoing (the "Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred), known or unknown, that directly or indirectly arise out of, relate to or concern your employment or termination of employment with the Company ("Claims"), which you have, own or hold, or at any time heretofore had, owned or held against the Releasees up to the date on which you execute this Agreement, including without limitation, express or implied, all Claims for: breach of express or implied contract; promissory estoppel; fraud, deceit or misrepresentation; intentional, reckless or negligent infliction of emotional distress; breach of any express or implied covenant of employment, including the covenant of good faith and fair dealing; interference with contractual or advantageous relations; discrimination on any basis or retaliation under federal, state or local law, including without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Americans


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      Gilbert M. Meyer
      March 24, 2000
      Page 2

with Disabilities Act, as amended, the Age Discrimination in Employment Act, as amended, and the California Fair Employment and Housing Act, Cal. Gov't. Code Sections 12940, et seq., as amended; and all claims for defamation or damaged reputation.

                  (b) You acknowledge that you are familiar with Section 1542 of the California Civil Code, which reads as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

You acknowledge and agree that you are releasing unknown claims and waive all rights that you may have under Civil Code Section 1542 or under any other statute or common law principle of similar effect.

                  (c) You represent and warrant that you have not filed any complaints or charges asserting any Claims against the Releasees with any local, state or federal agency or court. You further represent and warrant that you have not assigned or transferred to any person or entity any Claims or any part or portion thereof.

                  (d) You agree that you will not hereafter pursue any Claim against any Releasee (including without limitation any claim seeking reinstatement with, or damages of any nature, severance, incentive or retention pay, attorney's fees, or costs) by filing a lawsuit in any local, state or federal court for or on account of anything which has occurred up to the present time as a result of your employment or termination of employment.

                  (e) Nothing in this Section 1 shall be deemed to release the Company from, and the preceding paragraph (d) shall not apply to, any claims that you may have (i) under this Agreement or the Retirement and Consulting Agreements, (ii) for indemnification pursuant to and in accordance with applicable statutes, the by-laws of the Company and Section 4(b) of the Employment Agreement, dated March 9, 1998, by and between you and the Bay Apartment Communities, Inc. (a predecessor name of the Company) (the "Employment Agreement"), (iii) vested pension or retirement benefits under the terms of qualified employee pension benefit plans, (iv) accrued but unpaid wages, or (v) for excise tax payments pursuant to Section 7(d) of the Employment Agreement.


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      Gilbert M. Meyer
      March 24, 2000
      Page 3

         2.       Release by the Company.

                  (a) The Company, on behalf of itself, its subsidiaries, divisions and related or affiliated entities and each of their respective predecessors, successors or assigns hereby irrevocably and unconditionally releases, acquits and forever discharges you, your successors, heirs, assigns, executors, administrators and/or estate (the "Meyer Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred) that directly or indirectly arise out of, relate to or concern your employment or termination of employment with the Company (the "Company Claims") which the Company has, owns or holds, or at any time heretofore had, owned or held against the Meyer Releasees up to the date on which it executes this Agreement.

                  (b)      The Company acknowledges that it is familiar with
Section 1542 of the California Civil Code, which reads as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Company acknowledges and agrees that it is releasing unknown claims and waives all rights that it may have under Civil Code Section 1542 or under any other statute or common law principle of similar effect.

                  (c) The Company represents and warrants that it has not filed any complaints or charges asserting any Company Claims against the Meyer Releasees with any local, state or federal agency or court. The Company further represents and warrants that it has not assigned or transferred to any person or entity any Company Claims or any part or portion thereof.

                  (d) The Company agrees that it will not hereafter pursue any Company Claims against any Meyer Releasee by filing a lawsuit in any local, state or federal court for or on account of anything which has occurred up to the present time as a result of your employment or termination of employment.


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      Gilbert M. Meyer
      March 24, 2000
      Page 4

                  (e) Nothing in this Section 2 shall be deemed to release you from, and the preceding paragraph (d) shall not apply to, any claims the Company may have (i) under this Agreement or the Retirement and Consulting Agreements, or (ii) for breaches prior to the date hereof of the nondisclosure provisions of Section 6 of the Employment Agreement or Annex B thereto, or any provision of Section 8 of the Employment Agreement, except, in the case of this subsection (ii), to the extent such breaches are actually known by the Company's senior management (i.e., individuals holding the title of Senior Vice President or above) or reasonably should have been known to such senior management prior to the date hereof.

         3.       Employment Agreement.

                  (a) Except as set forth in this Section 3 or as expressly provided elsewhere in this Agreement or the Retirement and Consulting Agreements, this Agreement supersedes all provisions of the Employment Agreement and all such provisions terminate upon the Effective Date. Nothing contained herein, however, shall be deemed to terminate your obligations to the Company or the Company's obligations to you under Sections 4(b) (Indemnification), 6 (Records/Nondisclosure/Company Policies), 7(d) (Excise Tax Payment), 8 (b) (as clarified by Section 14(i) of the Retirement Agreement), 8(c) (Non-Solicitation; Specific Enforcement) and 13(a) (Resolution of Disputes) (as amended by Section 5 hereinbelow) of the Employment Agreement, Annex B (Nondisclosure Agreement) thereto, or the Company's Stock Option Plan or the stock option agreements, restricted stock agreements or deferred stock award agreements entered into by you from time to time (as modified by Section 5 of the Retirement Agreement).

                  (b) By way of clarification, it is noted that the fact that Section 7(d) of the Employment Agreement survives means that, in the event that any of the payments made to you under the Retirement and Consulting Agreements are subject to the excise tax referred to therein, you shall be entitled to a Partial Gross-Up Payment subject to and in accordance with the terms of said Section 7(d).

         4.       Nondisparagement and Nondisclosure.

                  (a) You agree not to take any action or make any statement, written or oral, which disparages or criticizes the Company or its officers, directors, agents, or management and business practices, or which disrupts or impairs the Company's normal operations. The Company and its directors and senior management (i.e., individuals holding the title of Senior Vice President or above) shall not take any action or make any statement, written or oral, which disparages or criticizes you or your management and business practices. The provisions of this Section 4 shall not apply to any truthful statement required to be made by you or any director or senior officer of the Company, as the case may be, in any legal proceeding, governmental or regulatory investigation, in any public filing or disclosure legally required to be filed or made, and also shall not apply to any confidential discussion or consultation with professional advisors.

                  (b) In furtherance of your obligations under this Agreement, you and the Company each agree to not make any statements or comments to the media concerning the circumstances surrounding your retirement from the Company except for statements which are consistent with press releases that shall be mutually agreed upon in accordance with Section 1 of the Retirement Agreement.

                  (c) You agree not to disclose the terms of this Agreement, except (i) to your professional advisors, including accountants and attorneys (provided they agree to keep such information confidential), (ii) to the extent that, prior to your disclosure, the Company has previously disclosed such information publicly, whether in its filings with the Securities and Exchange Commission or otherwise, or (iii) (A) pursuant to a valid subpoena or
(B) as otherwise required by law, but in the case of either (iii)(A) or
(iii)(B), only after providing the Company, to the attention of its Chief Executive Officer, with prior written notice and reasonable opportunity to contest such subpoena or other requirement. In the case of the circumstances contemplated by subsections 4(c)(iii)(A) or (B)

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      Gilbert M. Meyer
      March 24, 2000
      Page 5

herein, written notice shall be provided to the Company as soon as practicable, but in no event less than five business days before any such disclosure is compelled, or, if later, at least one business day after you receive notice compelling such disclosure.

         5.       Arbitration.

                  (a) Any controversy or claim arising out of or relating to this Agreement or the Retirement and the Consulting Agreements or the breach of any of the foregoing (a "Dispute") shall be resolved in the manner set forth in Section 13(a) (Resolution of Disputes) of the Employment Agreement, as modified by this Section 5.

                  (b) Subject to Section 5(e) below, in the event any legal action or proceeding, including arbitration or declaratory relief, is commenced by the Company with respect to any Dispute or otherwise to enforce any rights or obligations under this Agreement, the Retirement Agreement or the Consulting Agreement, the arbitrator or, in the case of a claim for equitable relief, the judge in such proceeding (i) shall have discretion to award to you if you are the prevailing party reasonable attorney's fees and costs, if any, in said action or proceeding, but (ii) regardless of the outcome in said action or proceeding, shall not award to the Company any of its attorney's fees or costs.

                  (c) Subject to Section 5(e) below, in the event any legal action or proceeding, including arbitration or declaratory relief, is commenced by you with respect to any Dispute or otherwise to enforce any rights or obligations under this Agreement, the Retirement Agreement or the Consulting Agreement, the arbitrator or, in the case of a claim for equitable relief, the judge in such proceeding shall have discretion to award the prevailing party reasonable attorney's fees and costs, if any, in said action or proceeding.

                  (d) An award of attorney's fees and costs pursuant to subsections (b) or (c) above shall take into account the amount or degree of relief awarded to the prevailing party relative to that party's demands. An award of reasonable attorney's fees and costs also shall take into account any offer of settlement or judgment by the non-prevailing party. Attorney's fees and costs incurred by the prevailing party from and after the date of such an offer of settlement or judgment may be limited or eliminated to the extent that the value of the final judgment in favor of the prevailing party does not materially exceed the value of the offer of settlement or judgment.

                  (e) It is the intention of the Company to fulfill its obligations and make all payments required under this Agreement, the Consulting Agreement and the Retirement Agreement. A non-material breach by you of this Agreement, the Retirement Agreement or the Consulting Agreement shall not justify the Company's failure to pay or deliver, it being the understanding that in the case of a non-material breach the Company's remedy is to commence an arbitration proceeding to determine the damages to the Company, which damages then may be set off against future payments. However, in the event you believe that any fees, payments or other consideration are owed to you by the Company under this Agreement, the Consulting Agreement or the Retirement Agreement and have not been paid or delivered when due, you may make a written demand for payment or delivery of such disputed fees, payment or consideration. In such event, there shall be deemed to be a "Dispute." In the event of a Dispute, the Company shall pay the overdue fees or payment or deliver such other consideration on which the Dispute is based to a mutually acceptable escrow agent to be held in an escrow account pending an arbitration award or satisfactory resolution of the Dispute by the parties. The escrowed fees, payments or other consideration shall be invested as directed by the Company, but if cumulative earnings as of the end of any calendar month are less than 18% on an annualized basis compounded monthly the Company shall pay an amount equal to the shortfall of such cumulative earnings into the escrow account monthly until the Dispute is resolved (said fees, payments, or other consideration, together with interest thereon hereinafter referred to as the "Escrow"). Promptly following the commencement of a Dispute, you and the Company shall commence an arbitration proceeding to determine whether in fact the Company owes the Escrow to you. The arbitrator shall direct that the Escrow be paid over to the prevailing party. In

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      Gilbert M. Meyer
      March 24, 2000
      Page 6

connection with such arbitration, the Company shall advance you reasonable attorney's fees, subject to your undertaking to repay such advanced fees in the event the Company prevails. In the event that the Company prevails in such an arbitration, you shall pay to the Company interest at the Determined Rate (as defined below) on (i) the deposits made by the Company into the Escrow from time to time (by way of clarification, this excludes cumulative investment earnings but includes shortfall payments) and (ii) the amount of advances for attorney's fees made from time to time. The Determined Rate means 8%, (on an annualized basis compounded monthly) except that the arbitrator shall be directed to make a finding as to whether your commencement of the Dispute was
(i) made in good faith and (ii) not reckless or dilatory, and in the event that the arbitrator finds that the standard set forth in the preceding clause (i) or
(ii) has not been met, the Determined Rate shall be 10% (on an annualized basis compounded monthly). In all other respects, arbitration under this Section 5(e) shall be in accordance with all other provisions of this Section 5.

                  (f) Claims for equitable relief relating to violations or alleged violations of Section 4 hereof, Section 5(e) (with respect to funding of the Escrow) hereof, Section 10 of the Retirement Agreement or Sections 3 or 4 of the Consulting Agreement may be brought in a court of law.

         6. Fees. The Company will pay the reasonable fees and expenses of your professional advisors and valuation experts incurred in connection with the negotiation and execution of this Agreement and the Consulting and Retirement Agreement, provided, that such advisors submit to the Company invoices for such fees and expenses. You have advised us that, as of the date hereof, your professional advisors and valuation experts reasonably estimate that you have incurred $55,000 in fees in aggregate.

         7.       Notices, Acknowledgments and Other Terms.

                  (a) You are advised to consult with an attorney and tax advisor before signing this Agreement. You acknowledge that you have consulted with an attorney of your choice.

                  (b) You acknowledge and agree that the Company's promises in this Agreement include consideration in addition to anything of value to which you are otherwise entitled by reason of the termination of your employment.

                  (c) You acknowledge that you have been given the opportunity, if you so desired, to consider this Agreement for twenty-one (21) days before executing it. If you breach any of the conditions of the Agreement within the twenty-one (21) day period, the offer of this Agreement will be withdrawn and your execution of the Agreement will not be valid. In the event that you execute and return this Agreement within twenty-one (21) days or less of the date of its delivery to you, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this letter agreement for the entire twenty-one (21) day period.

                  (d) You may revoke this Agreement at any time within seven (7) days of executing it by delivering a written notice of revocation to the Company so that its is received by the close of business on such seventh
(7th) day. This Agreement shall not become effective or enforceable unless and until seven (7) days have expired following your execution of same (the "Effective Date").

                  (e) By signing this Agreement, you acknowledge that you are doing so voluntarily and knowingly, fully intending to be bound by this Agreement. You also acknowledge that you are not relying on any representations by any representative of the Company concerning the meaning of any aspect of this Agreement. You understand that this Agreement shall not in any way be construed as an admission by the Company of any liability or any act of wrongdoing whatsoever by the Company against you and that the Company specifically disclaims any liability or wrongdoing whatsoever against you on the part of itself and its officers, directors, shareholders, employees and agents. You understand that if you do not to enter into this Agreement and bring any claims against

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      Gilbert M. Meyer
      March 24, 2000
      Page 7

the Company, the Company will dispute the merits of those claims and contend that it acted lawfully and for good business reasons with respect to you.

                  (f) In the event of any dispute, this Agreement will be construed as a whole, will be interpreted in accordance with its fair meaning, and will not be construed strictly for or against either you or the Company. Section headings and parenthetical explanations of section references are for convenience only and shall not be used to interpret the meaning of any provision or term of this Agreement.

                  (g) Any notices required to be given under this Agreement shall be provided in writing and delivered by hand or certified mail, and shall be deemed to have been duly given when received at the following addresses, unless and to the extent that notice of change of address has been duly given hereunder

                  If to you at:

                  Mr. Gilbert M. Meyer
                  26007 Torello Lane
                  Los Altos Hills, CA 94022


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      Gilbert M. Meyer
      March 24, 2000
      Page 8

                  with a copy to:

                  Ethan Lipsig, Esq.
                  Paul, Hastings, Janofsky & Walker LLP
                  555 South Flower Street
                  Los Angeles, CA 90071-2371

                  If to the Company, to it at:

                  AvalonBay Communities, Inc.
                  2900 Eisenhower Avenue, Third Floor
                  Alexandria, VA 22314
                  Attention: Chief Executive Officer

                  with a copy to:

                  AvalonBay Communities, Inc.
                  2900 Eisenhower Avenue, Third Floor
                  Alexandria, VA 22314
                  Attention: General Counsel

                  and a copy to:

                  Joseph A. Piacquad, Esq,
                  Goodwin, Procter & Hoar  LLP
                  Exchange Place
                  Boston, MA 02109-2881

                  (h) The law of the State of Maryland will govern any dispute about this Agreement, including any interpretation or enforcement of this Agreement.

                  (i) In the event that any provision or portion of a provision of this Agreement shall be determined to be illegal, invalid or unenforceable, the remainder of this Agreement shall be enforced to the fullest extent possible and the illegal, invalid or unenforceable provision or portion of a provision will be amended by a court of competent jurisdiction, or otherwise thereafter shall be interpreted, to reflect as nearly as possible without being illegal, invalid or


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      Gilbert M. Meyer
      March 24, 2000
      Page 9

unenforceable the parties' intent if possible. If such amendment or interpretation is not possible, the illegal, invalid or unenforceable provision or portion of a provision will be severed from the remainder of this Agreement and the remainder of this Agreement shall be enforced to the fullest extent possible as if such illegal, invalid or unenforceable provision or portion of a provision was not included.

                  (j) This Agreement may be modified only by a written agreement signed by you and an authorized representative of the Company.

                  (k) This Agreement, the Consulting and Retirement Agreements and Sections 4(b), 6, 7(d), 8(a) (as amended by Section 10 of the Retirement Agreement), 8(b) (as clarified by Section 14(i) of the Retirement Agreement), 8(c) and 13(a) (as amended by Section 5 of this Agreement), and Annex B of the Employment Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and, except as expressly provided therein, supersede all prior agreements between the parties with respect to any related subject matter.

                  (l) Subject in all events to applicable law, in the event of your death any payments or other consideration then due and payable or deliverable to you by the Company under this Agreement will be paid or delivered to your designated beneficiary, or, if you are not survived by such designated beneficiary, or you fail to effectively designate a beneficiary, to your estate. The Company acknowledges that you have designated The Meyer 1997 Irrevocable Trust, dated February 10, 1997, Jo Ann Conner, or her successor, Trustee, as the beneficiary. You may designate a beneficiary or change such designation from time-to-time in accordance with the notice provisions of this Agreement. The Company will reasonably cooperate with you to modify this provision to the extent reasonably necessary so as to give effect to the purpose of this provision in a manner that complies with applicable laws.

                  (m) This Agreement shall be binding upon each of the parties and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors, and assigns.


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      Gilbert M. Meyer
      March 24, 2000
      Page 10

         If you agree to these terms, please sign and date below and return this Agreement to the Company's Chief Executive Officer. This Agreement may be executed in counterparts and/or by facsimile transmission, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

                                             Sincerely,

                                             AvalonBay Communities, Inc.

                                             By:/s/ RICHARD L. MICHAUX
                                                 ----------------------------
                                                 Richard L. Michaux
                                                 Its: Chief Executive Officer

Accepted and Agreed to:

/s/ GILBERT M. MEYER
--------------------------------
Gilbert M. Meyer

Dated:  March 24, 2000
       -------------------------